Exhibit 99.1

Lawrence S. Venick Partner

21st Floor, CCB Tower	Direct	852.3923.1188
3 Connaught Road Central,	Main	852.3923.1111
Hong Kong	Fax	852.3923.1100
	lvenick@loeb.com

December 26, 2018	CONFIDENTIAL TREATMENT REQUESTED

Mr. Charlie Guidry

Staff Attorney

Division of Corporation Finance

Office of Consumer Products

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	Fit Boxx Holdings Ltd. Registration Statement on Form F-1
Application for Waiver of Requirements of Form 20-F, Item 8.A.4

Dear Mr. Guidry:

Our client, Fit Boxx Holdings Ltd., a Cayman Island company (the “Company”), has confidentially submitted to the Securities and Exchange Commission (the “Commission”) its Registration Statement on Form F-1 (as amended, the “Registration Statement”) relating to a proposed initial public offering of the Company’s ordinary shares. The Registration Statement has been reviewed by the Staff and the Company intends to respond to the comments of the Staff relating to the Registration Statement contained in the Staff’s letter dated December 4, 2018.

The Registration Statement at the time of initial filing and at effectiveness will contain audited U.S. GAAP financial statements for the two years ended December 31, 2017, and unaudited U.S. GAAP financial statements for the nine months ended September 30, 2017 and 2018. Item 8.A.4 of Form 20-F, which is applicable to the Registration Statement pursuant to Item 4(a) of Form F-1, states that because this is the Company’s initial public offering (“IPO”), it must have audited financial statements of a date not older than 12 months from the date of the offering unless a waiver is obtained. See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3.

Instruction 2 to Item 8.A.4 of Form 20-F provides that the Commission will waive the 12-month age of financial statements requirement “in cases where the company is able to represent adequately to us that it is not required to comply with this requirement in any other jurisdiction outside the United States and that complying with this requirement is impracticable or involves undue hardship.” See also the Staff’s 2004 release entitled International Reporting and Disclosure Issues in the Division of Corporation Finance (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm) at Section III.B.c, in which the Staff notes:

a. “the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.” (emphasis added)

San Francisco    Los Angeles    New York    Chicago    Nashville    Washington, DC    Beijing    Hong Kong    www.loeb.com

For the United States offices, a limited liability partnership including professional corporations. For Hong Kong office, a limited liability partnership.

We hereby respectfully request that the Staff of the Commission waive the requirement of Item 8.A.4 of Form 20-F. In connection with this request, we, as counsel to the Company, represent to the Commission that:

1.	The Company is not currently a public reporting company in any other jurisdiction.

2.	The Company is not required by any jurisdiction outside the United States to file any consolidated financial statements, audited under any generally accepted auditing standards.

3.	Compliance with Item 8.A.4 is impracticable and involves undue hardship for the Company.

4.	The Company does not anticipate that its audited financial statements for the year ended December 31, 2018, will be available until mid-March 2019.

5.	In no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the offering.

We further respectfully request your expedited attention to this matter. Please do not hesitate to contact me at +852.3923.1188 or lvenick@loeb.com if you have any questions regarding the foregoing or if I can provide any additional information.

Very truly yours,

/s/ Lawrence S. Venick

Lawrence S. Venick